UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023 (February 20, 2023)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 24, 2023, CĪON Investment Corporation (“CION”) issued a press release to announce that it priced an offering in Israel of approximately $82.0 million in aggregate principal amount of its Series A Unsecured Notes due 2026 (the “Notes”) on February 20, 2023. A copy of the press release announcing the pricing of the Notes is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished hereto, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished hereto, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 20, 2023, CION priced an offering in Israel of approximately $82.0 million in aggregate principal amount of Notes. The Notes will bear interest at a maximum rate equal to the Secured Overnight Financing Rate plus a credit spread of 3.82% per year, which will be paid quarterly commencing on May 31, 2023. The Notes will mature on August 31, 2026 and may be redeemed in whole or in part at CION’s option at par plus a “make-whole” premium, if applicable. The Notes will be general, unsecured obligations and rank equal in right of payment with all of CION’s existing and future unsecured indebtedness. The Notes are rated A1.il by Midroog Ltd., an affiliate of Moody’s.

The offering is expected to close and the Notes are expected to list and commence trading on the Tel Aviv Stock Exchange Ltd. (the “TASE”) on February 27, 2023, subject to customary closing conditions, and CION’s shares of common stock are expected to list and commence trading on the TASE on February 26, 2023. CION expects to use the net proceeds of this offering to make investments in portfolio companies in accordance with its investment objectives and for working capital and general corporate purposes.

The Notes were sold in an offshore transaction to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. This disclosure does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	February 24, 2023	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated February 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).